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                                                                  EXHIBIT 10.8


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WAXWORKS - VIDEOWORKS
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325 East Third Street - Owensboro, Kentucky 42301 - (502) 926-0008




                                  May 31, 1994



Roadrunner Video Enterprises, Inc.
817-819 South Floyd Street
Louisville, KY 40203

ATTN: Mr. Terry Schneider

RE:  Roadrunner Video Enterprises, Inc.
     Transaction with Rentrak Corporation
     Addendum to Agreement of 11/9/93

Dear Terry:

In consideration of approval of a loan from Rentrak Corporation (hereinafter caller "Rentrak") and sale of stock to Mortco, Inc., and further consideration of the covenants and agreements contained herein, Wax Works, Inc. (hereinafter referred to as "Wax Works"), Roadrunner Video Enterprises, Inc. (hereinafter referred to as "Roadrunner") and Terry Schneider (hereinafter referred to as "Schneider") agree as follows:

1. Wax Works does hereby nullify from its agreement of 11/9/93 the following:

        a.  The exclusivity requirement;

        b. Restriction on Roadrunner expanding beyond a 25 store limit and withdrawing any other limit on Roadrunner expansion plans;

        c.  Deleting the pay-down requirements from infusion of new cash.

2. For a period of five years and so long as Roadrunner is indebted to Wax Works, Roadrunner, with the exception of purchase of video tapes on a revenue-sharing basis from Rentrak, shall use Wax Works as exclusive distributor for the purchase of all video tapes and game cartridges as set forth
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      in the previous agreement between the parties dated 11/9/93. This exclusive distribution shall apply to all existing and future video stores, owned by Roadrunner, its successors or assigns, including all stores purchased or merged with or into Roadrunner in regard to the Choices transaction.

      The foregoing requirement to use Wax Works as exclusive distributor is a material consideration for this agreement and shall apply under the following circumstances:

        a. To the extent any movie video referred to herein is available through Wax Works, Inc.

        b. Wax Works, Inc. continues to maintain timely delivery schedules for goods purchased consistent with those currently experienced by Roadrunner with respect to purchases from Wax Works, Inc., Wax Works, Inc. continues to grant Roadrunner purchase discounts consistent with those currently experienced by Roadrunner with respect to purchases from Wax Works, Inc.

3. It is understood and agreed that there is a first lien debt to PNC Bank in the amount of $600,000 and an existing second lien debt to Wax Works in the amount of $379,012; that Wax Works has a subordination agreement with PNC Bank whereby Wax Works shall only be second to all debt up to $500,000 to PNC Bank; that the proposed revolving credit agreement with Rentrak provides that Rentrak shall be subordinate in security to PNC Bank and Wax Works in an amount not to exceed $1,000,000.


      Schneider has informed Wax Works that the above referred-to $1,000,000 subordination paragraph may be increased to $2,000,000 for the purpose of Wax Works and Roadrunner entering into additional terms of credit for purchase of game cartridges and video tapes on account. The parties understand and agree that upon the increase of said additional $1,000,000 that Wax Works shall be a prior lien holder to Rentrak and additional credit terms shall be as agreed between Wax Works and Roadrunner.


4. Event of Default and Penalty: In addition to the events of default as pertains to the promissory note between the parties effective 1/1/94, for and in consideration of the covenants and agreements contained herein, upon failure of Roadrunner, its successors or assigns, to use Wax Works as exclusive distributor during the five year period described herein, as penalty and for loss of profits by Wax Works, Roadrunner, its successors or assigns, shall pay Wax Works the sum of $250,000.
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        5. Any and all terms or agreements and promissory notes between the parties shall remain in full force and effect.


                                      Sincerely,


                                      /s/ BILL BURTON
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                                      Bill Burton
                                      Vice President






HAVE SEEN AND AGREED TO:


/s/ TERRY SCHNEIDER
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Terry Schneider, individually,
and as President of Roadrunner
Video Enterprises, Inc.